UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2022

EQ Health Acquisition Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39962	85-2877347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4611 Bee Cave Road, Ste. 213 Austin, TX	78746
(Address of Principal Executive Offices)	(Zip Code)

512-329-6977

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, $0.0001 par value, and one-third of one redeemable warrant	EQHA.U	The New York Stock Exchange
Class A common stock, $0.0001 par value	EQHA	The New York Stock Exchange
Redeemable Warrants	EQHA.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On December 9, 2022, EQ Health Acquisition Corp. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report (i) that it had filed a definitive proxy statement relating to a special meeting of shareholders to approve certain proposals, (ii) that if the shareholders approve the proposals, the Company would be obliged to complete the mandatory redemption of its outstanding shares of Class A common stock, par value $0.0001 per share (the “Public Shares”), (iii) that if the shareholders approve the proposals, the Company would expect to complete the mandatory redemption of its Public Shares on or around December 28, 2022, (iv) that if the shareholders approve the proposals, that the last day of trading of the Public Shares will be December 21, 2022, and (v) that special meeting will be held virtually on Tuesday, November 21, 2022, at 1:00 p.m. Eastern Time, and the record date for the special meeting is the close of business (New York time) on December 1, 2022.

This Current Report on Form 8-K/A (this “Amendment”) is filed solely to amend the date stated in the Original Form 8-K for the virtual special meeting, which was incorrectly stated as Tuesday, November 21, 2022, at 1:00 p.m. Eastern Time, to the correct date for the virtual special meeting, which is Wednesday, December 21, 2022, at 1:00 p.m. Eastern Time. No other change has been made to the Form 8-K.

Item 8.01	Other Events.

On December 6, 2022, EQ Health Acquisition Company (the “Company”) filed a definitive proxy statement relating to a special meeting of shareholders to approve (i) an amendment (the “Charter Amendment”) to the Company’s amended and restated certificate of incorporation (the “Charter Amendment Proposal”), and (ii) an amendment to the Investment Management Trust Agreement, dated January 28, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as trustee (the “Trust Amendment Proposal” and together with the Charter Amendment Proposal, the “Proposals”), which would, if implemented, allow the Company to redeem all of its outstanding shares of Class A common stock, par value $0.0001 per share (the “Public Shares”) in advance of the Company’s contractual expiration date of February 2, 2023 by changing the date by which the Company must cease all operations except for the purpose of winding up if it fails to complete a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination (a “Business Combination”) from February 2, 2023 to the later of (x) December 21, 2022 or (y) the date of effectiveness of the Charter Amendment (the “Amended Termination Date”).

If the Proposals are approved, and because the Company will not be able to complete an initial Business Combination by the Amended Termination Date, the Company will be obligated to redeem all Public Shares as promptly as reasonably possible but not more than ten business days after the Amended Termination Date (the “Mandatory Redemption”). The Company expects to complete the Mandatory Redemption on or around December

28, 2022, if shareholders approve the Proposals. Additionally, the last day of trading of the Public Shares will be December 21, 2022, if shareholders approve the Proposals.

The virtual special meeting will be held on Wednesday, December 21, 2022, at 1:00 p.m. Eastern Time, and the record date for the meeting is the close of business (New York time) on December 1, 2022.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the impact of the Company’s restatement of certain historical financial statements, the Company’s cash position and cash held in the Trust Account and any proposed remediation measures with respect to identified material weaknesses. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQ Health Acquisition Corp.

Dated: December 12, 2022	By:	/s/ Scott Ellyson
Scott Ellyson
Chief Executive Officer, President and Chief Financial Officer